December 22, 2016

RAVE Restaurant Group, Inc. Announces Planned Rights Offering
$3 million of new funding targeted

Dallas, Texas – RAVE Restaurant Group, Inc. (NASDAQ:RAVE) today announced that its board of directors has approved a capital raise by way of a registered rights offering.  In the proposed $3 million offering, existing shareholders will be provided the opportunity to purchase newly issued convertible notes in amounts proportional to their current ownership in the Company.  The offering is projected to be completed in February 2017, and the Company has filed a registration statement for the offering with the Securities and Exchange Commission.

In anticipation of the rights offering, the Company has received $1 million of short-term funding from its largest shareholder, Newcastle Partners L.P., through a promissory note that is expected to be repaid with proceeds from the rights offering.  Newcastle also has informed the Company that it intends to participate in the rights offering.

The board approved the issuance of convertible notes that would mature on February 15, 2022, unless earlier repurchased or converted in accordance with their terms, and bear interest at a rate of 4% per year, payable annually in arrears.  Each $100 note would be convertible into 50 shares of Rave common stock, which equates to a conversion price of $2.00 per share, subject to adjustments in certain events.

The planned rights offering will be made through the distribution of non-transferable subscription rights to the Company's shareholders as of the record date of December 21, 2016.  Under the basic subscription right, each shareholder may purchase one $100 convertible note for every 355 common shares that they own (rounded to the nearest whole note).  For example, a shareholder that owns 5,000 shares would receive rights to purchase 14 convertible notes for an aggregate of $1,400.  The proposed rights offering will also include an over-subscription right, which will entitle shareholders who exercise all of their basic subscription rights to purchase additional convertible notes to the extent not purchased by other rights holders.  The terms of the rights offering and convertible notes are described in the preliminary prospectus contained in the Form S-3 registration statement that has been filed with the Securities and Exchange Commission.  The Company intends to commence the rights offering upon effectiveness of the registration statement.  The registration statement may also be accessed at the Company's investor relations website at raverg.investorroom.com.

The purpose of the planned rights offering is to raise capital in a cost-effective manner that provides the Company's existing shareholders with the opportunity to participate on a pro rata basis.  The Company intends to use the net proceeds of the rights offering, after repaying the short-term promissory note, for general working capital purposes and continued restaurant development activity.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the convertible notes, nor shall there be any sale of these securities in any state in which such offering, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any state or jurisdiction. The rights offering will be made only by means of a prospectus, copies of which will be mailed to eligible record date stockholders. Investors should consider the Company's objectives and risks carefully before investing.

Note Regarding Forward Looking Statements
Certain statements in this press release, other than historical information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created thereby. These forward-looking statements are based on current expectations that involve numerous risks, uncertainties and assumptions.  Assumptions relating to these forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions, regulatory framework and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of RAVE Restaurant Group, Inc.  Although the assumptions underlying these forward-looking statements are believed to be reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that any forward-looking statements will prove to be accurate.  In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation that the objectives and plans of RAVE Restaurant Group, Inc. will be achieved.
About RAVE Restaurant Group, Inc.
Founded in 1958, Dallas-based RAVE Restaurant Group [NASDAQ: RAVE] owns, operates and franchises more than 300 Pie Five Pizza Co. and Pizza Inn restaurants domestically and internationally. Pie Five Pizza Co. is a leader in the rapidly growing fast-casual pizza space offering made-to-order pizzas ready in under five minutes. Pizza Inn is an international chain featuring freshly made pizzas, along with salads, pastas, and desserts. The Company's common stock is listed on the Nasdaq Capital Market under the symbol "RAVE". For more information, please visit www.raverg.com.

Contact:
Investor Relations
RAVE Restaurant Group, Inc.
469-384-5000